EXHIBIT   21.1

  SUBSIDIARIES OF THE COMPANY



  Glenbriar Joint Venture                               California General
                                                                     Partnership

  Glenbriar Venture #2, LLC                         California LLC

  Tracy Residential Venture Partners, LLC    California LLC

  Meadowbrook Ventures, LLC                    California LLC

  South Tracy Industrial Park, LLC               California LLC

  Halcyon Properties, LLC                            California LLC

  SPM, LLC                                                  New York LLC

  Woodview Estates, LLC                             California LLC